Exhibit 14.1 under Form N-14

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus/Proxy Statement dated November 6, 2006 and "Representations and Warranties" in Sections 4.1(g) and 4.2(f) of the Agreement and Plan of Reorganization included in the Prospectus/Proxy statement and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated September 19, 2006, of Federated Short-Term Municipal Trust and to the incorporation by reference in this Statement of Additional Information of our report dated August 11, 2006 with respect to the financial statements and financial highlights of the Federated Short-Term Municipal Trust included in the June 30, 2006 Annual Report to Shareholders; which Statement of Additional Information and Annual Report are incorporated by reference in the Prospectus/Proxy Statement and accompanying Statement of Additional Information included in this Registration Statement on Form N-14 of Federated Short-Term Municipal Trust, dated November 6, 2006

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated January 31, 2006, of Federated Limited Term Municipal Fund and to the incorporation by reference of our report dated January 13, 2006 with respect to the financial statements and financial highlights of the Federated Limited Term Municipal Fund included in the November 30, 2005 Annual Report to Shareholders; which Statement of Additional Information and Annual Report are incorporated by reference in the Prospectus/Proxy Statement and accompanying Statement of Additional Information included in this Registration Statement on Form N-14 of Federated Short-Term Municipal Trust, dated November 6, 2006.




                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 21, 2006